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                                                            Exhibit 21

                      CHARTER MEDICAL CORPORATION
                        SUBSIDIARY CORPORATIONS
                          September 30, 1994


The following corporations are all of the direct or indirect subsidiary corporations of Charter Medical Corporation, a Delaware corporation. Charter Medical Corporation directly or indirectly owns all of the outstanding voting securities of such subsidiaries except where noted.

                                                         State or Jurisdiction
          Name of Corporation:                              Of Incorporation

Ambulatory Resources, Inc.                                    Georgia
  Subsidiaries:
     Gwinnett Immediate Care Center, Inc.                     Georgia
     Holcomb Bridge Immediate Care Center, Inc.               Georgia
Atlanta MOB, Inc.                                             Georgia
Beltway Community Hospital, Inc.                              Texas
C.A.C.O. Services, Inc.                                       Ohio
CCM, Inc. (1)                                                 Nevada
Charter of Alabama, Inc.                                      Alabama
Charter Alvarado Behavioral Health System, Inc.               California
Charter Appalachian Hall Behavioral Health System, Inc.       North Carolina
Charter Arbor Indy Behavioral Health System, Inc.             Indiana
Charter Augusta Behavioral Health System, Inc.                Georgia
Charter Bay Harbor Behavioral Health System, Inc.             Florida
Charter Beacon Behavioral Health System, Inc.                 Indiana
Charter Behavioral Health System of Athens, Inc.              Georgia
Charter Behavioral Health Systems of Atlanta, Inc.            Georgia
Charter Behavioral Health System of Austin, Inc.              Texas
Charter Behavioral Health System of Baywood, Inc.             Texas
Charter Behavioral Health System of Bradenton, Inc.           Florida
  Subsidiary:
     Charter Behavioral Health System at Manatee Palms
     Therapeutic Group Home, Inc.                             Florida
Charter Behavioral Health System of Canoga Park, Inc.         California
Charter Behavioral Health System of Central Georgia, Inc.     Georgia
Charter Behavioral Health System of Charleston, Inc.          South Carolina
Charter Behavioral Health System of Charlottesville, Inc.     Virginia
Charter Behavioral Health System of Chicago, Inc.             Illinois
Charter Behavioral Health System of Chula Vista, Inc.         California
Charter Behavioral Health System of Columbia, Inc.            Missouri
Charter Behavioral Health System of Corpus Christi, Inc.      Texas
Charter Behavioral Health System of Dallas, Inc.              Texas
Charter Behavioral Health System of Evansville, Inc.          Indiana
Charter Behavioral Health System at Fair Oaks, Inc.           New Jersey
Charter Behavioral Health System of Fort Worth, Inc.          Texas
Charter Behavioral Health System at Hidden Brook, Inc.        Maryland
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                                                          State or Jurisdiction
     Name of Corporation:                                    Of Incorporation

Charter Behavioral Health System of Jackson, Inc.             Mississippi
  Subsidiary:
     Charter Behavioral Health System of Mississippi, Inc.    Mississippi
Charter Behavioral Health System of Jacksonville, Inc.        Florida
Charter Behavioral Health System of Jefferson, Inc.           Indiana
Charter Behavioral Health System of Kansas City, Inc.         Kansas
Charter Behavioral Health System of Lafayette, Inc.           Louisiana
Charter Behavioral Health System of Lake Charles, Inc.        Louisiana
Charter Behavioral Health System of Lakewood, Inc.            California
Charter Behavioral Health System at Los Altos, Inc.           California
Charter Behavioral Health System of Michigan City, Inc.       Indiana
Charter Behavioral Health System of Mobile, Inc.              Alabama
Charter Behavioral Health System of Nashua, Inc.              New Hampshire
Charter Behavioral Health System of Nevada, Inc.              Nevada
Charter Behavioral Health System of New Mexico, Inc.          New Mexico
Charter Behavioral Health System of Northwest
 Arkansas, Inc.                                               Arkansas
Charter Behavioral Health System of Northwest
 Indiana, Inc.                                                Indiana
Charter Behavioral Health System of Paducah, Inc.             Kentucky
Charter Behavioral Health System at Potomac Ridge, Inc.       Maryland
Charter Behavioral Health System of Rockford, Inc.            Illinois
Charter Behavioral Health System of San Jose, Inc.            California
Charter Behavioral Health System of Southern
 California, Inc.                                             California
Charter Behavioral Health System of Tampa Bay, Inc.           Florida
  Subsidiary:
     Tampa Bay Behavioral Health Alliance, Inc.               Florida
Charter Behavioral Health System of Texarkana, Inc.           Arkansas
Charter Behavioral Health System of Toledo, Inc.              Ohio
Charter Behavioral Health System of Tucson, Inc.              Arizona
Charter Behavioral Health System of Virginia Beach, Inc.      Virginia
Charter Behavioral Health System of Visalia, Inc.             California
Charter Behavioral Health System at Warwick Manor, Inc.       Maryland
Charter Behavioral Health System of Waverly, Inc.             Minnesota
Charter Behavioral Health System of Winston-Salem, Inc.       North Carolina
Charter Behavioral Health System of Yorba Linda, Inc.         California
Charter Brawner Behavioral Health System, Inc.                Georgia
  Subsidiary:
     Charter Behavioral Health System of Savannah, Inc.       Georgia
Charter-By-The Sea Behavioral Health System, Inc.             Georgia
Charter Canyon Behavioral Health System, Inc.                 Utah
Charter Canyon Springs Behavioral Health System, Inc.         California
Charter Centennial Peaks Behavioral Health System, Inc.       Colorado
Charter Colonial Institute, Inc.                              Virginia
Charter Community Hospital, Inc.                              California
Charter Community Hospital of Des Moines, Inc.                Iowa
Charter Contract Services, Inc.                               Georgia
Charter Cove Forge Behavioral Health System, Inc.             Pennsylvania
Charter Crescent Pines Behavioral Health System, Inc.         Georgia
Charter Fairbridge Behavioral Health System, Inc.             Maryland
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                                                          State or Jurisdiction
     Name of Corporation:                                    Of Incorporation

Charter Fairmount Behavioral Health System, Inc.              Pennsylvania
Charter Fenwick Hall Behavioral Health System, Inc.           South Carolina
Charter Financial Offices, Inc.                               Georgia
Charter Forest Behavioral Health System, Inc.                 Louisiana
Charter Grapevine Behavioral Health System, Inc.              Texas
Charter Greensboro Behavioral Health System, Inc.             North Carolina
Charter Health Management of Texas, Inc.                      Texas
Charter Hospital of Columbus, Inc.                            Ohio
Charter Hospital of Denver, Inc.                              Colorado
Charter Hospital of Ft. Collins, Inc.                         Colorado
Charter Hospital of Laredo, Inc.                              Texas
Charter Hospital of Mobile, Inc.                              Alabama
Charter Hospital of Northern New Jersey, Inc.                 New Jersey
Charter Hospital of Santa Teresa, Inc.                        New Mexico
Charter Hospital of St. Louis, Inc.                           Missouri
  Subsidiary:
     Charter Hospital of Miami, Inc.                          Florida
Charter Hospital of Torrance, Inc.                            California
Charter Indianapolis Behavioral Health System, Inc.           Indiana
Charter Lafayette Behavioral Health System, Inc.              Indiana
Charter Lakehurst Behavioral Health System, Inc.              New Jersey
Charter Lakeside Behavioral Health System, Inc.               Tennessee
Charter Laurel Heights Behavioral Health System, Inc.         Georgia
Charter Laurel Oaks Behavioral Health System, Inc.            Florida
Charter Linden Oaks Behavioral Health System, Inc.            Illinois
Charter Little Rock Behavioral Health System, Inc.            Arkansas
Charter Louisville Behavioral Health System, Inc.             Kentucky
Charter Meadows Behavioral Health System, Inc.                Maryland
Charter Medfield Behavioral Health System, Inc.               Florida
Charter Medical - California, Inc.                            Georgia
  Subsidiary:
     Charter Behavioral Health System of Northern
      California, Inc.                                        California
Charter Medical (Cayman Islands) Ltd.                         Cayman Islands
Charter Medical - Clayton County, Inc.                        Georgia
Charter Medical - Cleveland, Inc.                             Texas
  Subsidiaries:
     Charter Regional Medical Center, Inc.                    Texas
Charter Medical - Dallas, Inc.                                Texas
Charter Medical of East Valley, Inc.                          Arizona
Charter Medical Executive Corporation                         Georgia
Charter Medical of England Limited                            United Kingdom
Charter Medical of Florida, Inc.                              Florida
Charter Medical Information Services, Inc.                    Georgia
Charter Medical International, Inc.                           Cayman Islands
Charter Medical International, S.A., Inc.                     Nevada
  Subsidiary:
     Societe Anonyme De La Metairie                           Switzerland
Charter Medical - Long Beach, Inc.                            California
Charter Medical Management Company                            Georgia
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                                                          State or Jurisdiction
     Name of Corporation:                                    Of Incorporation

Charter Medical - New York, Inc.                              New York
Charter Medical of North Phoenix, Inc.                        Arizona
Charter Medical of Orange County, Inc.                        Florida
Charter Medical of Puerto Rico, Inc.                          Commonwealth
                                                               of Puerto Rico
Charter Mental Health Options, Inc.                           Florida
Charter Mid-South Behavioral Health System, Inc.              Tennessee
Charter Milwaukee Behavioral Health System, Inc.              Wisconsin
Charter Mission Viejo Behavioral Health System, Inc.          California
Charter MOB of Charlottesville, Inc.                          Virginia
Charter North Behavioral Health System, Inc.                  Alaska
Charter North Counseling Center, Inc.                         Alaska
Charter Northbrooke Behavioral Health System, Inc.            Wisconsin
Charter Northridge Behavioral Health System, Inc.             North Carolina
Charter Northside Hospital, Inc.                              Georgia
Charter Oak Behavioral Health System, Inc.                    California
Charter Palms Behavioral Health System, Inc.                  Texas
Charter Peachford Behavioral Health System, Inc.              Georgia
Charter Pines Behavioral Health System, Inc.                  North Carolina
Charter Plains Behavioral Health System, Inc.                 Texas
Charter - Provo School, Inc.                                  Utah
Charter Psychiatric Hospitals, Inc.                           Delaware
Charter Real Behavioral Health System, Inc.                   Texas
Charter Richmond Behavioral Health System, Inc.               Virginia
Charter Ridge Behavioral Health System, Inc.                  Kentucky
Charter Rivers Behavioral Health System, Inc.                 South Carolina
Charter San Diego Behavioral Health System, Inc.              California
Charter Serenity Lodge Behavioral Health System, Inc.         Virginia
Charter Sioux Falls Behavioral Health System, Inc.            South Dakota
Charter South Bend Behavioral Health System, Inc.             Indiana
Charter Springs Behavioral Health System, Inc.                Florida
Charter Springwood Behavioral Health System, Inc.             Virginia
Charter Suburban Hospital of Mesquite, Inc.                   Texas
Charter Terre Haute Behavioral Health System, Inc.            Indiana
Charter Thousand Oaks Behavioral Health System, Inc.          California
Charter Tidewater Behavioral Health System, Inc.              Virginia
Charterton/LaGrange, Inc.                                     Kentucky
Charter Treatment Center Of Michigan, Inc.                    Michigan
Charter Westbrook Behavioral Health System, Inc.              Virginia
  Subsidiary:
     CPS Associates, Inc.                                     Virginia
Charter White Oak Behavioral Health System, Inc.              Maryland
Charter Wichita Behavioral Health System, Inc.                Kansas
Charter Woods Behavioral Health System, Inc.                  Alabama
  Subsidiary:
     Charter Woods Hospital, Inc.                             Alabama
CMSF, Inc.                                                    Florida
Desert Springs Hospital, Inc.                                 Nevada
  Subsidiary:
     CMCI, Inc.                                               Nevada
     CMFC, Inc.                                               Nevada
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                                                          State or Jurisdiction
     Name of Corporation:                                    Of Incorporation

Employee Assistance Services, Inc.                            Georgia
Florida Health Facilities, Inc.                               Florida
Golden Isle Assurance Company Ltd.                            Bermuda
Group Practice Affiliates, Inc.                               Delaware
  Subsidiaries:
     GPA NovaPsy Clinic, Inc.                                 Virginia
     GPA Management of Virginia, Inc. (2)                     Virginia
     GPA Pennsylvania, Inc.                                   Pennsylvania
Gulf Coast EAP Services, Inc.                                 Alabama
HCS, Inc.                                                     Georgia
Hospital Investors, Inc.                                      Georgia
Mandarin Meadows, Inc.                                        Florida
Metroplex Behavioral Healthcare Services, Inc.                Texas
Metropolitan Hospital, Inc.                                   Georgia
Middle Georgia Hospital, Inc.                                 Georgia
NEPA - Massachusetts, Inc.                                    Massachusetts
NEPA - New Hampshire, Inc.                                    New Hampshire
Pacific - Charter Medical, Inc.                               California
  Subsidiary:
     Charter Behavioral Health System of the Inland
       Empire, Inc.                                           California
Peachford Professional Network, Inc.                          Georgia
Plymouth Insurance Company, Ltd.                              Bermuda
Rivoli, Inc.                                                  Georgia
Schizophrenia Treatment and Rehabilitation, Inc.              Georgia
Shallowford Community Hospital, Inc.                          Georgia
Sistemas De Terapia Respiratoria S.A., Inc.                   Georgia
Strategic Advantage, Inc.                                     Minnesota
Stuart Circle Hospital Corporation                            Virginia
Western Behavioral Systems, Inc.                              California

(1) 50% owned by Charter Medical Corporation; 50% owned by CMCI, Inc., a subsidiary of Desert Springs
     Hospital, Inc.

(2)  90% owned by Group Practice Affiliates, Inc.
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